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Exhibit 10.2

FIRST AMENDMENT TO THE
GUESS?, INC.
1996 EQUITY INCENTIVE PLAN

        WHEREAS, Guess?, Inc. (the "Company") maintains the Guess?, Inc. 1996 Equity Incentive Plan (the "Plan");

        WHEREAS, pursuant to Section 17 of the Plan, the Compensation Committee of the Board of Directors of the Company may amend the Plan at any time, subject to certain limitations;

        WHEREAS, the Plan does not clearly address the issuance of shares in book entry form or other uncertificated means and the rights, if any, the holders of such shares may have under the Plan; and

        WHEREAS, the Company wishes to amend the Plan to permit the issuance of shares in book entry form and clarify the rights, if any, the holders of such shares have under the Plan;

        NOW, THEREFORE, the Plan is hereby amended, effective as of December 17, 2007, as follows:

SECTION 8

STOCK OPTIONS

  1.
  Subsection 8(g) is amended in its entirety to read as follows:

          "Rights as Shareholder.    A Participant shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon exercise of a Stock Option until shares of Common Stock (either in certificate or book entry form) are issued to the Participant and, subject to Section 15(b), no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof."

SECTION 9

RESTRICTED STOCK AWARDS

  2.
  Subsection 9(c) is amended in its entirety to read as follows:

          "Evidence of Ownership.    At the time of grant, the Company, in its discretion, shall issue to each Participant receiving a Restricted Stock Award either: (i) a certificate or certificates in respect of such shares of Common Stock or (ii) uncertificated shares in book entry form. In either case, such shares shall be registered in the name of such Participant, and shall bear an appropriate legend or notation, as applicable, referring to the terms, conditions and restrictions applicable to such Award. The Committee may require that, as a condition of any Restricted Stock Award (x) the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award and (y) shares evidencing such Restricted Stock Award (if in certificate form) be held in custody by the Company until the restrictions thereon have lapsed."

SECTION 10

PERFORMANCE SHARE AWARDS

  3.
  Subsection 10(e) is amended in its entirety to read as follows:

          "Rights as Shareholder.    Except as otherwise provided by the Committee in the applicable Award Agreement, a Participant shall have no rights as a shareholder with respect to a Performance Share Award until shares of Common Stock (either in certificate or book entry form) are issued to the Participant following the conclusion of the Performance Period, and, subject to Section 15(b), no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof."

SECTION 12

STOCK APPRECIATION RIGHTS

  4.
  Subsection 12(g) is amended in its entirety to read as follows:

          "Rights as Shareholder.    A Participant shall have no rights as a shareholder with respect to any Stock Appreciation Rights unless and until shares of Common Stock (either in certificate or book entry form) are issued to the Participant as payment upon exercise of such Stock Appreciation Right, and, subject to Section 15(b), no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof."

SECTION 18

MISCELLANEOUS

  5.
  Subsection 18(f) is amended in its entirety to read as follows:

          "Securities Law Restrictions.    The Committee may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such shares issued in certificate form, or a notation to be made on any such shares issued in book entry form, as applicable, to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption form, all applicable federal and state securities laws."

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        IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment.

GUESS?, INC.
/s/ CARLOS ALBERINI Name: Carlos Alberini Title: President and C.O.O.

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  Exhibit 10.2
FIRST AMENDMENT TO THE GUESS?, INC. 1996 EQUITY INCENTIVE PLAN